As filed with the Securities and Exchange Commission on July 3, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2003

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21643 (Commission File No.)	43-1570294 (I.R.S. Employer Identification No.)

3172 Porter Drive

Palo Alto, California 94304

(Address of Principal Executive Offices, including Zip Code)

(650) 384-8500

(Registrant’s Telephone Number, including Area Code)

Item 5.    Other Events

On July 3, 2003 we entered into what is sometimes termed an equity line of credit arrangement with Acqua Wellington North American Equities Fund, Ltd. Specifically, we entered into a common stock purchase agreement with Acqua Wellington, which provides that Acqua Wellington is committed to purchase up to $100,000,000 of shares of our common stock, or the number of shares which is one less than twenty percent of the issued and outstanding shares of our common stock as of July 3, 2003, whichever occurs first, over the 28-month term of the purchase agreement. From time to time beginning upon the effectiveness of a post-effective amendment to our Registration Statement on Form S-3 (File No. 333-59318) and ending on November 3, 2005, and at our sole discretion, we may present Acqua Wellington with draw down notices constituting offers to purchase our common stock over 18 consecutive trading days or such other period mutually agreed upon by us and Acqua Wellington. We are able to present Acqua Wellington with up to 24 draw down notices during the term of the agreement, with a minimum of five trading days required between each draw down period, unless otherwise mutually agreed upon between us and Acqua Wellington. Once presented with a draw down notice, Acqua Wellington is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price for such draw down determined by us. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount ranging from 3.8% to 5.8%, based on our market capitalization, unless we agree with Acqua Wellington to a different discount. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the purchase agreement provides that Acqua Wellington will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Acqua Wellington could buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

The purchase agreement also provides that from time to time and at our sole discretion we may grant Acqua Wellington the right to exercise one or more call options to purchase additional shares of our common stock during each draw down pricing period for the amount that we specify; provided, however, that unless otherwise mutually agreed upon between us and Acqua Wellington: (1) each such amount that we specify must be for a minimum of $50,000, (2) the aggregate of all such amounts that we specify during a draw down pricing period may not exceed $8,000,000 and (3) the amount of proceeds we receive by a call option on any given trading day in a draw down pricing period may not exceed $1,000,000. Upon Acqua Wellington’s exercise of the call option, we would sell to Acqua Wellington the shares of our common stock subject to the call option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Acqua Wellington notifies us of its election to exercise its call option or the threshold price for the call option determined by us and set forth in the draw down notice, less a discount ranging from 3.8% to 5.8%, based on our market capitalization.

Upon each sale of our common stock to Acqua Wellington under the purchase agreement, we have also agreed to pay Alder Creek Capital, L.L.C., Member NASD/SIPC, a placement fee equal to one fifth of one percent of the aggregate dollar amount of common stock purchased by Acqua Wellington.

The foregoing descriptions are qualified in their entirety by reference to the Common Stock Purchase Agreement, dated as of July 3, 2003, by and between Acqua Wellington and us, a copy of which is attached hereto as Exhibit 10.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits.

10.1	Common Stock Purchase Agreement, dated as of July 3, 2003, by and between the Registrant and Acqua Wellington.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2003	CV THERAPEUTICS, INC.

	By:	/s/ TRICIA BORGA SUVARI
Tricia Borga Suvari Vice President and General Counsel